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                                                                     Exhibit 4.5


THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, IN A TRANSACTION THAT, IN THE VIEW OF COUNSEL TO THE ISSUER, IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT PURSUANT TO RULE 144 THEREUNDER OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT.

THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS WARRANT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL UNLESS AN EXEMPTION FROM SUCH QUALIFICATION IS AVAILABLE. THE RIGHTS OF ALL PARTIES TO THESE SECURITIES ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, SUCH EXEMPTION BEING AVAILABLE.

THIS WARRANT IS NOT TRANSFERABLE WITHOUT THE CONSENT OF THE ISSUER.



                                                                   July 31, 1996

                  WARRANT TO PURCHASE SERIES E PREFERRED STOCK

         This Warrant is issued, for good and valuable consideration of $1.00, receipt of which is hereby acknowledged, to LINC Capital Management, a division of Scientific Leasing, Inc., a Delaware corporation (the "Warrantholder"), by ProBusiness, Inc., a California corporation (the "Company"). Unless otherwise stated, all capitalized terms herein have the meaning provided in the Master Lease Financing Agreement No. 6403 between the Warrantholder and the Company dated as of July 31, 1996.

         1. Purchase of Shares. Subject to the terms and conditions hereinafter set forth, the Warrantholder is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the holder hereof in writing), to purchase from the Company 10,000 fully paid and nonassessable shares of Series E Preferred Stock of the Company (the "Shares") at an exercise price of $7.94 per share, subject to adjustment as provided in Section 7 hereof (the "Warrant Price"), payable in cash or by check unless exercised pursuant to Section 4 hereof.

         2. Exercise Period. The purchase rights represented by this Warrant, to the extent not previously exercised, shall expire five years from the date of the Warrant (the "Expiration Date").

         3. Method of Exercise. While this Warrant remains outstanding and exercisable in accordance with Section 2 above, the Warrantholder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by:


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            (i)  the surrender of this Warrant, together with the Form of
Subscription attached hereto as Exhibit 1, duly completed and executed by the Warrantholder, to the Secretary of the Company at its principal offices; and

            (ii) the payment to the Company of an amount equal to the aggregate purchase price for the Shares being purchased, unless exercised pursuant to
Section 4 hereof.

         4. Cashless Exercise. Prior to the Expiration Date and in lieu of exercising this Warrant as specified in Section 3, the Warrantholder may from time to time convert this Warrant, in whole or in part (but not for a fraction of a share), into a number of Shares determined by dividing (a) the aggregate fair market value of the Shares or other securities otherwise issuable upon exercise of this Warrant minus the aggregate Warrant Price of such Shares by (b) the fair market value of one Share. The fair market value of the Shares shall be determined pursuant to Section 5.

         5. Fair Market Value. The fair market value per share of the Shares shall be equal to: (i) if the Shares or shares of Common Stock issuable upon conversion of the Shares are traded in a public market, the closing price (reported for the business day immediately before the Warrantholder delivers its Form of Subscription to the Company) per Share or the price per share of the Common Stock multiplied, as applicable, by the quotient of (x) $7.94 divided by
(y) the Series E Conversion Price (as defined in the Company's Articles of Incorporation), as applicable, or (ii) if the Shares or Common Stock issuable upon the conversion of the Shares are not traded in a public market, the Board of Directors of the Company shall determine fair market value per share of the Shares in its reasonable good faith judgment, which amount shall equal the fair market value per share of the Common Stock on an as converted basis.

         6. Certificates for Shares; Partial Exercise. Upon the exercise of the purchase rights evidenced by this Warrant, one or more certificates for the Shares so purchased shall be issued as soon as practicable thereafter. In the case of a partial exercise, unless the purchase rights evidenced hereby have expired, the Company shall issue to the Warrantholder a new Warrant for the number of Shares, if any, which remain exercisable hereunder.

         7. Adjustment of Number of Shares and Warrant Price. The number and kind of securities purchasable upon the exercise of the purchase rights evidenced by this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

            (i) Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its Series E Preferred Stock, whether by way of stock split, stock dividend, recapitalization or otherwise, the Warrant Price shall, in the case of a subdivision, be proportionately decreased or, in the case of a combination, be proportionately increased.


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             (ii)  Adjustment of Number of Shares. Upon each adjustment in the
Warrant Price, the number of Shares of Series E Preferred Stock purchasable hereunder shall, in the case of an increase in the Warrant Price, be proportionately decreased or, in the case of a decrease in the Warrant Price, be proportionately increased, in either case to the nearest whole share.

             (iii) Reclassification, Consolidation or Merger. In case of any reclassification or change of outstanding securities of the class purchasable upon exercise of this Warrant (other than as set forth in Section 7(i)) the Company shall execute a new Warrant providing that the Warrantholder shall have the right to exercise such new Warrant for, in lieu of each share of Series E Preferred Stock theretofore purchasable hereunder at such time, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification or change, by a holder of one share of Series E Preferred Stock. Such new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section
7. The provisions of this Section 7(iii) shall apply similarly to successive reclassifications and changes.

         8. Notice of Adjustments. Whenever the Warrant Price shall be adjusted pursuant to Section 7 hereof, the Company shall deliver to the Warrantholder a certificate signed by its chief financial officer describing, in reasonable detail, the event requiring the adjustment and the Warrant Price and, as applicable, the kind and amount of shares of stock, other securities, money or property purchasable hereunder after giving effect to such adjustment.

         9. Fractional Shares. No fractional shares shall be issued in connection with any exercise hereunder, but in lieu of any such fractional shares the Company shall make a cash payment therefor upon the basis of the Warrant Price then in effect.

         10. Reservation of Shares. The Company covenants that it will at all times keep available such number of authorized shares of its Series E Preferred Stock and Common Stock issuable upon conversion of such Series E Preferred Stock, free from all preemptive rights with respect thereto, as will be sufficient to permit the exercise of this Warrant for the full number of Shares specified herein. The Company further covenants that such Shares, when issued pursuant to the exercise of this Warrant and Common Stock issuable upon conversion of the Shares, will be duly and validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof.

         11. Rights Prior to Exercise. Prior to exercise of this Warrant, except as set forth in paragraphs (i) and (ii) below, the Warrant shall not entitle the Warrantholder to any rights of a shareholder with respect to the Shares, including (without limitation) the right to vote such Shares, receive preemptive rights or be notified of shareholder meetings, nor shall the Warrant entitle such Warrantholder to any notice or other communication concerning the business or affairs of the Company.

         (i) Liquidating Dividends. If the Company declares or pays a dividend upon the Series E Preferred Stock payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles, consistently applied) (a "Liquidating


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         Dividend"), then the Company shall pay to the Warrantholder at the time of payment thereof the Liquidating Dividend which would have been paid to such Warrantholder on the Shares had this Warrant been fully exercised immediately prior to the date on which a record is taken for such Liquidating Dividend, or, if no record is taken, the date as of which the record holders of Series E Preferred Stock entitled to such dividends are to be determined.

         (ii) Purchase Rights. If at any time the Company grants, issues or sells any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of Series E Preferred Stock (the "Purchase Rights"), then the Warrantholder shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Warrantholder could have acquired if such Warrantholder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Series E Preferred Stock are to be determined for the grant, issue or sale of such Purchase Rights.

         12. Representations of Warrantholder. The Warrantholder hereby represents and warrants to the Company, with respect to its purchase of the Warrant and the underlying securities issuable upon the exercise of the Warrant, that the representations and warranties made by the Warrantholder to the Company in the Investment Representation Statement attached hereto as Exhibit 2 are true and correct in all material respects as of the date of this Warrant.

         13. Registration Rights. The registration rights of the Warrantholder with respect to this Warrant and the underlying securities are set forth in the Registration Rights Agreement dated December 1, 1989 between the Company and the persons named therein as amended by the Nineteenth Amendment to the Registration Rights Agreement, dated as of the date hereof, by and between the Company and the Warrantholder (collectively the "Registration Rights Agreement").

         14. Assignment and Transfer. This Warrant may be assigned or otherwise transferred by the Warrantholder with prior written notice to the Company, provided, however, the Company shall have the right to refuse to transfer any portion of this Warrant to any person who directly competes with the Company, unless the Company has a class of stock registered under the Securities Exchange Act of 1934, as amended. The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and its successors and assigns.

         15. Governing Law. This Warrant shall be governed by the laws of the State of California, excluding the conflicts of laws provisions thereof.

         16. Rights and Obligations Survive Exercise of Warrant. The rights and obligations of the Company, of the Warrantholder and of the holder of shares of Series E Preferred Stock issued upon exercise of this Warrant, referred to in Sections 13 and 14 shall survive the exercise of this Warrant.


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         17. Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the Company and the Warrantholder.

         18. Notices. Any notice, request or other document required or permitted to be given or delivered to the Warrantholder hereof or to the Company shall be delivered or shall be sent by certified mail, postage prepaid, to each such Warrantholder or the Company at the address indicated therefor underneath the signatures of the respective parties on the last page of this Warrant or such other address as either may from time to time provide to the other.

         19. Binding Effect on Successors. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets. All of the obligations of the Company relating to the Series E Preferred Stock issuable upon the exercise of this Warrant shall survive the exercise and termination of this Warrant. All of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the holder hereof.

         20. Lost Warrants. The Company represents and warrants to the Warrantholder hereof that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant, the Company, at its expense, will make and deliver a new Warrant, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant.

         21. Legends. This Warrant and the Shares (and the securities issuable directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:

         THE SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

         22. California Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS WARRANT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS AN EXEMPTION FROM SUCH QUALIFICATION IS AVAILABLE. THE RIGHTS


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OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH
QUALIFICATION BEING OBTAINED, OR SUCH EXEMPTION BEING AVAILABLE.


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         IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officers, thereunto duly authorized this 31st day of July, 1996.


WARRANTHOLDER:                               COMPANY:

LINC CAPITAL MANAGEMENT,                     PROBUSINESS, INC.
A DIVISION OF SCIENTIFIC                     5934 Gibraltar, Suite 201
LEASING, INC.                                Pleasanton, CA  94566
303 East Wacker Drive
Chicago, IL  60601

By:___________________________               By:___________________________
                                                Thomas H. Sinton, President
Title:________________________


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                4.8 Governing Law. This Warrant shall be governed by and
construed in accordance with the laws of the State of California, without giving effect to its principles regarding conflicts of law.

                                        "COMPANY"
                                        PROBUSINESS CENTERS, INC.
                                        By:  /s/
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                                    EXHIBIT 1
                              FORM OF SUBSCRIPTION

                  (TO be signed only upon exercise of Warrant)


TO:______________

         The undersigned, the Warrantholder, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, _____________, (______)(1) shares of Series E Preferred Stock of ProBusiness, Inc. (the "Company") and herewith makes payment of _____________ Dollars ($________ ) therefor, and requests that the certificates for such shares be issued in the name of, and delivered to, ____________, whose address is __________________.

         The undersigned represents that it is acquiring such Series E Preferred Stock for its own account for investment and not with a view to or for sale in connection with any distribution thereof and in order to induce the issuance of such Series E Preferred Stock certifies to the Company that the representation and warranties made by Warrantholder set forth in the Investment Representation Statement attached as Exhibit A to the Warrant are true and correct as of the date hereof.


         DATED: ______________


                          _____________________________________
                          (Signature must conform in all respects to name of Warrantholder as specified on the face of the Warrant)


                          _____________________________________

                          _____________________________________

_____________

(1) Insert here the number of shares called for on the face of the Warrant (or, in the case of a partial exercise, the portion thereof as to which the Warrant is being exercised), in either case without making any adjustment for additional Series E Preferred Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of the Warrant, may be deliverable upon exercise.